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                      AMENDMENT NO. 2 TO WARRANT AGREEMENT

         THIS AMENDMENT NO. 2 TO WARRANT AGREEMENT (the "Agreement") is dated April 15, 1996, by and between Watermarc Food Management Co., formerly known as Billy Blues Food Corporation, a Texas corporation with its principal offices in Houston, Texas (the "Company"), and North American Transfer Co., as warrant agent (the "Warrant Agent").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto previously entered into that certain Warrant Agreement dated May 15, 1992 (the "Original Agreement"), a copy of which is attached hereto as Exhibit A, for the purpose of setting forth the terms and conditions of the issuance, registration, transfer, exchange and redemption of the Company's Series A Redeemable Common Stock Purchase Warrants (the "Series A Warrants"):

         WHEREAS, all capitalized terms used herein shall have the same meaning assigned them in the Original Agreement unless otherwise set forth herein. Furthermore, this Agreement confirms and ratifies all terms and conditions set forth in the Original Agreement except as expressly modified herein; and

         WHEREAS, the parties hereto desire to amend the Original Agreement for the purpose of extending the Warrant Expiration Date from May 15, 1996 to May 15, 1997:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. Amendment and Restatement of Section 1(i) of the Original Agreement. Section 1(i) of the Original Agreement is hereby amended and restated in its entirety as follows for the purpose of extending the Warrant Expiration Date from May 15, 1996 to May 15, 1997:

                 1(i) "Warrant Expiration Date" shall mean 5:00 p.m. (New York time) on May 15, 1997, with respect to the Series A Warrants, or the redemption date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Warrant Expiration Date with respect to the Series A Warrants.

         2. Current Prospectus. The Company agrees to monitor the market price of its common stock, par value $.05 per share (the "Common Stock") and will undertake to file a post-

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effective amendment to its registration statement dated July, 26, 1995,
Registration No. 33-93450 (the "Registration Statement"), at such time as the exercise of the Series A Warrants appears more likely. Furthermore, the Company will not, without the opinion of counsel to the Company, issue any of its Common Stock pursuant to the exercise of any of the Series A Warrants unless there is a post-effective amendment to the Registration Statement in effect containing a current prospectus meeting the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended.

         3.      Miscellaneous.

                 (a) This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time to Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

                 (b) This Agreement shall be governed and construed in accordance with the laws of the State of New York; provided, however, that the Series A Warrants shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

                 (c) If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be effected thereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Warrant Agreement as of the date first above set forth.

                                     COMPANY:

                                     WATERMARC FOOD MANAGEMENT CO.

                                     By: /s/ ANGELO PITILLO
                                        -------------------------------------
                                     Name: Angelo Pitillo
                                          -----------------------------------
                                     Title: President & Chief Operating Officer
                                           ----------------------------------


                                     WARRANT AGENT:

                                     NORTH AMERICAN TRANSFER CO.

                                     By: /s/ MILDRED ROSTOLDER
                                         ---------------------------------------
                                     Name:   Mildred Rostolder
                                          --------------------------------------
                                     Title: Principal
                                           -------------------------------------

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